EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form F-4-A-7 of our report dated June 12, 2023, relating to the financial statements of The Flexi Group Ltd. for the years ended December 31, 2022 and 2021 and of our report dated February 10, 2023, relating to the financial statements of Common Ground Works Sdn. Bhd for the years ended December 31, 2021 and 2020 and to all references to our firm included in this Registration Statement.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

December 15, 2023